UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 8, 2016

SQN AIF IV, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-184550	36-4740732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 28th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 422-2166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 8, 2016, SQN AIF IV, L.P. (the “Partnership”) paid the scheduled quarterly distribution to its limited partners of record as of January 1, 2016. The Partnership’s general partner determined, that for this period, there was sufficient cash from operations available to support a distribution rate of 8.0% per annum. This is the seventh consecutive quarterly distribution paid at a rate that is above the targeted distribution rate of 6.5% per annum as set forth in the Partnership’s current prospectus. Provided the Partnership continues to generate sufficient cash from operation, the Partnership’s general partner intends to maintain the distribution rate of 8.0% per annum for the duration of the Partnership’s operating period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2016	SQN AIF IV, L.P.

By:	SQN AIF IV GP, LLC, its general partner

By:	/S/ JEREMIAH J. SILKOWSKI
Jeremiah J. Silkowski
President and Chief Executive Officer